Exhibit 99.2

EXECUTION COPY

LSB FUNDING LLC

350 Park Avenue

New York, New York 10022

November 6, 2015

LSB Industries, Inc.

16 S. Pennsylvania Avenue

Oklahoma City, OK 73107

Attention: Daniel D. Greenwell

Re:	Commitment Letter

Ladies and Gentlemen:

LSB Industries, Inc., a Delaware corporation (“you” or “Borrower”) has requested that LSB Funding LLC, a Delaware limited liability company (“Investor”), commit to purchase (a) $50,000,000 of senior secured notes (the “Senior Notes”) committed to be issued by Borrower, (b) $210,000,000 of cumulative redeemable non-convertible preferred stock (the “Preferred Stock”) committed to be issued by Borrower, and (c) penny warrants and the “golden share preferred stock” referenced in the Term Sheet (defined below) under the heading “Penny Warrants” to Investor (the “Warrants” and, collectively with the Senior Notes and the Preferred Stock, the “Investment”), in each case upon the terms and subject to the conditions set forth in this commitment letter (this “Commitment Letter”) and in the Term Sheet attached hereto (the “Term Sheet”). Upon execution and delivery of this Commitment Letter by each of Investor and Borrower, subject to the terms and conditions hereof, Investor hereby commits to purchase the entire amount of the Senior Notes, the Preferred Stock and the Warrants before the expiration of the Exclusivity Period (as defined below), it being understood that Investor expects to complete its purchase of the Senior Notes on or about November 9, 2015, and prior to purchasing the Preferred Stock. By execution and delivery of this Commitment Letter, Borrower does hereby commit to issue the Senior Notes, the Preferred Stock and the Warrants to Investor or its affiliate designees in accordance with the terms and conditions hereof and the Term Sheet. Investor reserves the right to allocate its commitment among its affiliates and assign some or all of its rights to and delegate some or all of its responsibilities hereunder to one or more of its affiliates. All capitalized terms not otherwise defined in this Commitment Letter shall have the meanings given to them in the Term Sheet.

As consideration for Investor’s performance of its commitment hereunder, Borrower hereby (a) commits to (i) issue and deliver the Senior Notes and the Preferred Stock to Investor, (ii) issue and deliver the penny warrants and the “golden share preferred stock” referenced in the Term Sheet under the heading “Penny Warrants” to Investor, and (iii) effectuate the other transactions set forth in the Term Sheet, in each case subject to and in accordance with the terms and conditions hereof and as set forth in the Term Sheet and (b) agrees to pay to Investor, within one (1) business day after execution and delivery of this Commitment Letter by Borrower and

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Investor, an aggregate fee equal to $5,200,000 (the “Commitment Fee”) in cash by wire transfer to an account designated by Investor representing the fees set forth and described in the Term Sheet under the heading “Commitment Fees.” In addition, Borrower agrees to pay the Funding Fee and other fees as set forth in the Term Sheet under the heading “Funding Fee; Break-Fee” upon the terms specified herein and therein.

By execution hereof, Jack E Golsen, Barry H. Golsen, and Steven J. Golsen, each covenants and agrees to negotiate in good faith, subject to and in accordance with the terms and conditions hereof and as set forth in the Term Sheet, definitive documentation with Investor effectuating their “lock-up” obligations in the Term Sheet under the fourth paragraph of the heading “Covenants” (the “Golsen Obligations”).

By execution and delivery of this Commitment Letter, Borrower covenants and agrees that during the period beginning on the date hereof and continuing until the later of (a) December 31, 2015 or (b) such later date as is reasonably necessary for Borrower and Investor to obtain any requisite governmental approval in connection with the issuance of the Preferred Stock (the “Exclusivity Period”), each of Borrower and its subsidiaries shall not, and shall cause their respective controlled affiliates and representatives not to, directly or indirectly, (a) solicit, initiate, engage or participate in discussions or negotiations with any entity or person (other than Investor and its representatives) with respect to, or enter into any agreement or accept any offer to consummate (i) the Investment or sale of any other securities of Borrower or any subsidiary thereof (or any rights to acquire securities convertible into or exchangeable for, the Investment or any other securities) (other than pursuant to the exercise or settlement of stock options, warrants or other rights therefor outstanding as of the date hereof or grants of equity or equity based awards under Borrower’s or its subsidiaries compensation plan or agreements and other than the refreshing of Borrower’s shelf registration statement on Form S-3) or (ii) any financing transactions similar to the type contemplated hereunder or (b) furnish any information with respect to, assist or participate in or facilitate in any other manner any effort or attempt by any entity or person (other than Investor and its representatives) to do or seek to do any of the foregoing. Notwithstanding the foregoing, in the event Borrower and Investor are in good faith negotiations with respect to the transactions contemplated hereunder as of December 31, 2015, such “Exclusivity Period” may, at the election of Investor, be extended by an additional thirty (30) days.

Notwithstanding anything in this Commitment Letter or the Term Sheet to the contrary, Investor’s obligation to sign the Definitive Documentation (as hereafter defined) is subject and conditioned upon the satisfaction of the following conditions precedent as of the signing of the Definitive Documentation with respect to the applicable transactions (collectively, the “Transactions”) contemplated hereunder: (a) no event has occurred since the date of Borrower’s most recent audited financial statements that, individually or in the aggregate, has had a material adverse effect on the business, assets, liabilities, financial condition or results of operations of Borrower and its subsidiaries, taken as a whole, or that would materially impair the ability of Borrower to perform its obligations under this Commitment Letter excluding (i) as disclosed in Borrower’s reports filed with the Securities and Exchange Commission and in the information Borrower has provided Investor or its representatives on or before the date hereof in connection with the negotiation of the Investment (which information includes, without limitation, liquidity

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projections, El Dorado facility expansion cost estimates, and drafts of the earnings release and Form 10-Q for the third quarter of 2015), (ii) general industry, economic, market or political conditions unless (and only to the extent that) such event has a disproportionate effect on Borrower and its subsidiaries, taken as a whole, compared to other participants in the industries in which Borrower and its subsidiaries conduct their business, (iii) acts of war, sabotage or terrorism, (iv) the announcement or pendency of the transactions contemplated by this Commitment Letter, (v) the announcement of the El Dorado facility expansion costs, liquidity status and outlook, and results of operations and financial condition in its earnings release, earnings call and related Form 10-Q for the quarter ended September 30, 2015 to the extent disclosed to Investor or its representatives prior to the date hereof, (vi) any failure, in and of itself, by Borrower to meet any internal or published projections, predictions, estimates or expectations (whether such projections, predictions, estimates or expectations were made by Borrower or third parties) for any period ending on or after the date of this Commitment Letter, (vii) any changes in U.S. generally accepted accounting principles (“GAAP”), applicable law (including tax laws) or the interpretation thereof, (viii) the taking of any specific action at the express written direction of Investor or the failure to take any specific action as to which Investor’s consent was sought but was not obtained, or (ix) a decline, in of itself, in the market price, or a change in the trading volume, of the shares of Borrower’s capital stock or traded debt; (b) any voluntary or involuntary proceeding for the reorganization, bankruptcy, dissolution or winding up of Borrower or any subsidiary thereof has not occurred; (c) Borrower shall be in compliance with the terms of this Commitment Letter (including, without limitation, payment of the Commitment Fee and the applicable Funding Fee); (d) no temporary restraining order, preliminary or permanent injunction or other judgment or order issued by a court or agency of competent jurisdiction or other rule, law, statute or regulation shall be threatened or in effect which enjoins, prohibits, restrains or renders (or seeks to enjoin, prohibit, restrain or render) illegal the consummation of the transactions contemplated hereby or would cause such transactions to be rescinded; (e) the Definitive Documentation shall contemplate that, with respect to the closing of the Preferred Stock, the closing of the Senior Notes shall have occurred and the other Transactions referenced in the Term Sheet shall be consummated concurrently therewith (including, without limitation, payment of the applicable Funding Fee); (f) the representations and warranties of Borrower set forth herein shall be true and correct in all material respects and (g) any of the prohibited actions set forth in second paragraph under the heading “Covenants” in the Term Sheet shall not have occurred since the date hereof. Notwithstanding anything in this Commitment Letter or the Term Sheet to the contrary, Investor’s obligation to consummate each separate step of the Investment is subject and conditioned upon the negotiation, execution and delivery of definitive documentation (the “Definitive Documentation”) with respect to that step of the Investment in form and substance that is satisfactory to Investor, including, without limitation, for the first step, a purchase agreement, note and appropriate security documents with respect to the Senior Notes, and for the second step, a purchase agreement with respect to the Preferred Stock, a warrant, preferred stock designations for the Preferred Stock and the golden share preferred stock referenced herein, and an agreement with respect to Investor’s nominee rights to Borrower’s board of directors.

Notwithstanding anything in this Commitment Letter or the Term Sheet to the contrary, Borrower’s obligation to sign Definitive Documentation with respect to the Investment

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committed hereunder is subject and conditioned upon the satisfaction of the following conditions precedent as of the signing of Definitive Documentation with respect to the applicable Transactions: (a) any voluntary or involuntary proceedings for the reorganization, bankruptcy, dissolution or winding up of Investor or Security Benefit Corporation has not occurred; (b) Investor shall be in compliance with the terms of this Commitment Letter; (c) no temporary restraining order, preliminary or permanent injunction or other judgment or order issued by a court or agency of competent jurisdiction or other rule, law, statute or regulation shall be threatened or in effect which enjoins, prohibits, restrains or renders (or seeks to enjoin, prohibit, restrain or render) illegal the consummation of the transactions contemplated hereby or would cause such transactions to be rescinded; and (d) the representations and warranties of Investor set forth herein shall be true and correct in all material respects. Notwithstanding anything in this Commitment Letter or the Term Sheet to the contrary, Borrower’s obligation to consummate each separate step of the Investment is subject and conditioned upon the negotiation, execution and delivery of Definitive Documentation with respect to that step of the Investment in form and substance that is satisfactory to Borrower, including, without limitation, for the first step, a purchase agreement, note and appropriate security documents with respect to the Senior Notes, and for the second step, a purchase agreement with respect to the Preferred Stock, a warrant, preferred stock designations for the Preferred Stock and the golden share preferred stock referenced herein, and an agreement with respect to Investor’s nominee rights to Borrower’s board of directors.

By execution and delivery of this Commitment Letter, Borrower does hereby represent and warrant to Investor as follows: (a) Borrower has full right, power and authority to enter into this Commitment Letter and each agreement, document and instrument to be executed and delivered by it pursuant hereto and to carry out the transactions contemplated hereunder and under the Term Sheet; (b) the execution and delivery of this Commitment Letter have been duly authorized by all necessary corporate action on the part of Borrower (including the approval of Borrower’s board of directors), subject to approval of the certificates of designation for the Preferred Stock and the “golden share preferred stock” and the final form of Warrants by Borrower’s board of directors; (c) this Commitment Letter constitutes a valid and binding obligation of Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), (d) the execution and delivery of this Commitment Letter by Borrower and the performance of its obligations hereunder does not and will not violate any provision of the certificate of incorporation or by-laws of Borrower as in effect on the date hereof and do not and will not violate any laws, rules, statutes or regulations, or require Borrower to obtain any approval, consent or waiver of, or make any filing with, any person or governmental agency that has not been obtained or made, except for (i) any actions required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or other competition or anti-trust related legal or regulatory requirements of foreign jurisdictions, commissions or governing bodies, (ii) the filing of certificates of designation with the Secretary of State of the State of Delaware, (iii) such filings as are necessary to perfect or establish security interests in any collateral, (iv) the amendment of Borrower’s Renewed Rights Agreement prior to the issuance of the Preferred Stock and Warrants, (v) the filing of a listing application with the

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New York Stock Exchange, (vi) such reporting obligations as arise under the Securities Exchange Act of 1934 (the “Exchange Act”), (vii) such filings under the Securities Act of 1933 (the “Securities Act”) in order to effect the exercise of the registration rights contemplated in the Term Sheet, and (viii) such stockholder approvals as may be required under the rules of the New York Stock Exchange with respect to the exercise of certain of Borrower’s rights to settle in common stock, or the exercise of Investor’s preemptive rights, as contemplated in the Term Sheet; (e) the total authorized capital stock of Borrower consists of (i) 75,000,000 shares of Common Stock, par value $0.10 per share, 22,811,262 of which are issued and outstanding as of the date hereof, (ii) 250,000 shares of Preferred Stock, par value $100 per share, of which 20,000 shares are designated as Series B 12% Cumulative, Convertible Preferred Stock, all of which are issued and outstanding as of the date hereof, and (iii) 5,000,000 shares of Class C Preferred Stock, no par value per share, 1,000,000 of which are designated as Series D 6% Cumulative, Convertible Class C Preferred Stock, all of which are issued and outstanding as of the date hereof, and 350,000 of which are designated as Series 4 Junior Participating Class C Preferred Stock, none of which is issued and outstanding as of the date hereof; (f) the historical financial statements included in Borrower’s reports filed by it under the Exchange Act since January 1, 2015 (all such documents filed prior to the date hereof, collectively the “Borrower SEC Documents”), at the time filed (except to the extent corrected by a subsequent Borrower SEC Document) (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make statements therein, in light of the circumstances under which they were made, not misleading, when considered as a whole with the accompanying reports filed under the Exchange Act, (ii) complied as to form in all material respects with the applicable requirements of the Exchange Act, (iii) present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated, and (iv) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q); and (g) none of the Borrower SEC Documents, reports, financial statements, certificates or other information furnished by or on behalf of Borrower to Investor in connection with the negotiation of this Commitment Letter, including the Term Sheet, when taken as a whole, contains any untrue statement of material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

By execution and delivery of this Commitment Letter, Borrower hereby covenants and agrees that, between the date hereof and the closing of the Preferred Stock in accordance with the terms hereof and the Term Sheet, (a) Borrower shall, and shall cause its representatives, to use commercially reasonable efforts to consummate the transactions contemplated hereunder; (b) Borrower shall not, and shall not permit any subsidiary thereof, to cause to be issued any capital stock or securities convertible or exercisable into capital stock of Borrower or such subsidiary other than the Preferred Stock, Warrants and “golden share preferred stock” to Investor and other than pursuant to the exercise or settlement of stock options, warrants or other rights therefor outstanding as of the date hereof or grants of equity or equity based awards under Borrower’s or its subsidiaries compensation plan or agreements; (c) Borrower shall promptly notify Investor upon Borrower becoming aware of any new litigation filed, or threatened to be filed, against

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Borrower or any of its subsidiaries; (d) Borrower shall not declare or pay any dividends on or make any distributions in respect of any of its capital stock; (e) Borrower shall not amend its certificate of incorporation or by-laws except as required to effect the transactions contemplated by this Commitment Letter; and (f) Borrower shall cause to be provided to Investor financial and operating reports set forth in the Term Sheet under the heading “Reporting.”

By execution and delivery of this Commitment Letter, Investor does hereby represent and warrant to Borrower as follows: (a) Investor has full right, power and authority to enter into this Commitment Letter and each agreement, document and instrument to be executed and delivered by it pursuant hereto and to carry out the transactions contemplated hereunder and under the Term Sheet; (b) the execution and delivery of this Commitment Letter and the performance of Investor’s obligations hereunder have been duly authorized by all necessary limited liability company action on the part of Investor; (c) this Commitment Letter constitutes a valid and binding obligation of Investor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity); (d) the execution and delivery of this Commitment Letter by Investor and the performance of its obligations hereunder does not and will not violate any provision of the certificate of formation or limited liability company agreement of Investor as in effect on the date hereof and do not and will not violate any laws, rules, statutes or regulations, or require Investor to obtain any approval, consent or waiver of, or make any filing with, any person or governmental agency that has not been obtained or made, except for any actions required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or other competition or anti-trust related legal or regulatory requirements of foreign jurisdictions, commissions or governing bodies and except for filing obligations of Investor pursuant to Section 13(d) and Section 16 of the Securities Exchange Act of 1934 upon or following completion of the Investment; (e) Investor has access to sufficient funds or funding to provide, all funds necessary to consummate the transactions contemplated hereby; (f) Investor is an “accredited investor” within the meaning of Rule 501 under the Securities Act and is able to bear the risk of its investment in the Securities, and Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Investment; (g) Investor and its representatives have been afforded the opportunity to ask questions of Borrower, Investor understands that its purchase of the Investment involves a high degree of risk, and Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Investment; (h) Investor is purchasing the Investment for its own account and not with a view to distribution in violation of any securities laws, Investor has been advised and understands that none of the securities in the Investment have been registered under the Securities Act or under the “blue sky” laws of any jurisdiction and that they may be resold only if registered pursuant to the provisions of the Securities Act (or if eligible, pursuant to the provisions of Rule 144 promulgated under the Securities Act or pursuant to another available exemption from the registration requirements of the Securities Act), and Investor has been advised and understands that Borrower, in issuing the Investment, is relying upon, among other things, the representations and warranties of Investor herein in concluding that such issuance is a “private offering” and is exempt from the registration provisions of the Securities Act; (i)

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Investor understands that there is no public trading market for the Investment, that none is expected to develop, and that the Investment must be held indefinitely unless and until the Investment is registered under the Securities Act or an exemption from registration is available; (j) Investor understands that the Investment is being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and that Borrower is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Investor set forth herein in order to determine the applicability of such exemptions and the suitability of Investor to acquire the Investment; (k) the audited consolidated financial statements for the years ended December 31, 2014, and 2013, of Security Benefit Corporation provided to Borrower, at the date of the audit report thereon (i) present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and (ii) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved; and (m) since December 31, 2014, there has been no adverse change in the financial condition of Security Benefit Corporation that would reasonably be expected to materially adversely affect its ability to comply with its obligations hereunder.

Borrower covenants and agrees (a) to indemnify and hold harmless Investor and its affiliates and their respective officers, directors, employees, advisors, and agents (each, an “indemnified person”) from and against any and all losses, claims, damages and liabilities to which any such indemnified person may become subject arising out of or in connection with this Commitment Letter, the Investment, the use of the proceeds thereof or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing (each, a “Proceeding”), regardless of whether any indemnified person is a party thereto or whether such Proceedings are brought by you, your equity holders, affiliates, creditors or any other person, and to reimburse each indemnified person upon demand for any legal or other expenses reasonably incurred in connection with investigating or defending any of the foregoing, provided that the foregoing indemnity will not, as to any indemnified person, apply to losses, claims, damages, liabilities or related expenses to the extent they are found by a final, non-appealable judgment of a court of competent jurisdiction to arise or result primarily from (i) the willful misconduct or gross negligence of such indemnified person or (ii) the material breach by such indemnified person of its obligations under this Commitment Letter, and (b) to reimburse Investor and its affiliates on demand for all reasonable out-of-pocket expenses (including due diligence expenses, consultant’s fees and expenses (if any), travel expenses, and reasonable fees, charges and disbursements of counsel) incurred in connection with the Investment and any related documentation (including this Commitment Letter, the Term Sheet and the definitive financing documentation) or the administration, amendment, modification or waiver thereof. You also agree that no indemnified person shall have any liability to you for any special, indirect, consequential or punitive, damages. No indemnified person shall be liable for any damages arising from the use by others of information that has been or will be made available to Investor by you or any of your representatives or other materials obtained through electronic, telecommunications or other information transmission systems or for any special, indirect, consequential or punitive damages in connection with the Investment or in connection with its activities related to the Investment.

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You shall not be liable for any settlement of any Proceedings if the amount of such settlement was effected without your consent (which consent shall not be unreasonably withheld), but if settled with your written consent or if there is a final judgment for the plaintiff in any such Proceedings, you agree to indemnify and hold harmless each indemnified person from and against any and all losses, claims, damages, liabilities and expenses by reason of such settlement or judgment in accordance with the preceding paragraph. You shall not, without the prior written consent of an indemnified person (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened Proceedings in respect of which indemnity could have been sought hereunder by such indemnified person unless (a) such settlement includes an unconditional release of such indemnified person in form and substance reasonably satisfactory to such indemnified person from all liability on claims that are the subject matter of such Proceedings and (b) does not include any statement as to, or any admission of, fault, culpability or a failure to act by or on behalf of any indemnified person or any injunctive relief or other non-monetary remedy.

This Commitment Letter shall not be assignable by Borrower without the prior written consent of Investor (and any purported assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto and the indemnified persons referenced herein. This Commitment Letter may not be amended or waived except by an instrument in writing signed by Borrower and Investor. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Commitment Letter by facsimile, .pdf or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof. This Commitment Letter, the Definitive Documentation to be executed in connection herewith and the Term Sheet set forth the entire understanding of the parties with respect hereto and thereto and supersede any other prior understandings, agreements and arrangements by and among Borrower and Investor; provided, that to the extent there is any conflict between the Definitive Documentation, on the one hand, and the Term Sheet or this Commitment Letter, on the other, the Definitive Documentation will control. This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New York. You hereby consent to the non-exclusive jurisdiction and venue of the state or federal courts located in the City of New York. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, (A) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING BROUGHT BY OR ON BEHALF OF ANY PARTY ARISING OUT OF OR RELATING TO THIS COMMITMENT LETTER, THE TERM SHEET OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) AND (B) ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LEGAL PROCEEDING IN THE STATE OR FEDERAL COURTS LOCATED IN THE CITY OF NEW YORK.

Notwithstanding anything that may be expressed or implied in this Commitment Letter or any document or instrument delivered in connection herewith, Borrower, by its acceptance of the benefits hereof, covenants, agrees and acknowledges that no person other than Investor and

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Security Benefit (as hereafter defined) has obligations hereunder and that no person has any remedy, recourse or right of recovery against, or contribution from any Investor Affiliate, through Investor, Security Benefit or otherwise, whether by or through attempted piercing of the corporate veil or similar action, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable law, by or through a claim by or on behalf of Borrower against Investor, Security Benefit or any Investor Affiliate, or otherwise, except for Borrower’s rights against Investor and Security Benefit under this Commitment Letter. For purposes of this hereof, the term “Investor Affiliate” means (i) any former, current or future general or limited partner, stockholder, holder of any equity, partnership or limited liability company interest, officer, member, manager, director, employee, agent, attorney, controlling person, assignee or affiliate of Investor or Security Benefit or (ii) any former, current or future general or limited partner, stockholder, holder of any equity, partnership or limited liability company interest, officer, member, manager, director, employee, agent, attorney, controlling person, assignee or affiliate of any of the foregoing. Neither Investor nor Security Benefit is an Investor Affiliate hereunder.

This Commitment Letter is delivered to you on the understanding that neither this Commitment Letter or the Term Sheet nor any of their terms or substance shall be disclosed, directly or indirectly, to any other person except (a) to your officers, agents and advisors who are directly involved in the consideration of this matter and for whom you shall be responsible for any breach by any one of them of this confidentiality undertaking or (b) as may be compelled in a judicial or administrative proceeding or as otherwise required by law (in which case you agree to inform us promptly thereof); provided that, the foregoing restrictions shall cease to apply after this Commitment Letter has been executed and delivered by each of Borrower and Investor, after which Borrower may publicly disclose the terms and existence of this Commitment Letter and the transactions contemplated hereby. Officers, directors, employees and agents of Investor and its affiliates shall at all times have the right to share amongst themselves information received from you and your subsidiaries and your officers, directors, employees and agents.

You acknowledge that Investor and any of its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which you may have conflicting interests regarding the Transactions and otherwise. Neither Investor nor any of its affiliates will use confidential information obtained from you by virtue of the Transactions or their other relationships with you in connection with the performance by Investor or any of its affiliates of services for other companies, and neither Investor nor any of its affiliates will furnish any such information to other companies. You also acknowledge that Investor and its affiliates have no obligation to use in connection with the Transactions, or to furnish to you, confidential information obtained from other companies. For purposes hereof, “confidential information” shall not include information which (A) is made legitimately available to Investor by a third party without breach of any confidentiality obligation of such third party, (B) is or becomes publicly known through no wrongful act or omission of Investor, (C) is known by Investor without any proprietary restrictions by the furnishing/disclosing party at the time of receipt of such information, or (D) is required by law, rule or regulation to be disclosed. That certain letter agreement dated October 13, 2015, between Security Benefit Corporation and Borrower with respect to the confidentiality of information shall continue in full force and effect.

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The compensation, reimbursement, indemnification and confidentiality provisions contained herein and in the Term Sheet shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or Investor’s commitment hereunder. Investor may terminate this Commitment Letter by giving written notice to Borrower if the closing of all of the Transactions shall not have occurred before the expiration of the Exclusivity Period.

Notwithstanding anything in this Commitment Letter to the contrary, each of Borrower and Investor acknowledges that the rights of each party to consummate the transactions contemplated hereby are unique and recognize and affirm that in the event of a breach of this Commitment Letter by any party, money damages may be inadequate and the non-breaching party may have no adequate remedy at law. Accordingly, the parties agree that such non-breaching party shall have the right, in addition to any other rights and remedies existing in their favor at law or in equity, to enforce their rights and the other party’s obligations hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief (without posting of bond or other security). Notwithstanding the foregoing, nothing herein shall be deemed to mitigate, waive, modify or terminate Investor’s right to obtain any of the fees set forth in the Term Sheet under the heading “Funding Fee; Break-Fee” in accordance with the terms thereof; provided, however, that in no event shall Investor be entitled to both specific performance by Borrower to consummate the Preferred Stock and warrant transaction and the fees described in the Term Sheet in the second bullet point under the heading “Funding Fee; Break-Fee.”

If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms hereof and of the Term Sheet by returning to us an executed counterpart hereof not later than 7:00 a.m., New York City time, on November 6, 2015. Investor’s commitment will expire at such time in the event Investor has not received such executed counterpart and such amount in accordance with the immediately preceding sentence. This Commitment Letter and Term Sheet supersede any and all prior versions hereof and thereof.

By execution and delivery of this Commitment Letter, and subject to the satisfaction of all closing conditions, covenants and representations made herein for the benefit of Investor, Security Benefit Corporation (“Security Benefit”) does hereby guarantee the payment, if and when required and due, of all amounts due and payable by Investor pursuant to the terms and conditions of the Definitive Documentation; provided, the obligations of Security Benefit hereunder shall terminate upon the earlier of (x) termination of this Commitment Letter in accordance with its terms and (ii) closing of the transactions under the Definitive Documentation. The guarantee of Security Benefit set forth herein is one of payment, not of collection or performance. Nothing herein shall be deemed to prohibit Security Benefit from asserting any claim, set-off, deduction, defense or release that Investor could assert against Borrower under the terms of this Commitment Letter.

[signature page follows]

Investor is pleased to have been given the opportunity to assist you in connection with the Transactions.

Very truly yours,

LSB FUNDING LLC

By:	/s/ Anthony D. Minella
Name:	Anthony D. Minella
Title:	Manager

Accepted and agreed to as of the date first written above by:

LSB INDUSTRIES, INC.

By:	/s/ Daniel D. Greenwell
Name:	Daniel D. Greenwell
Title:	Interim Chief Executive Officer

[Signature Page to Commitment Letter]

SECURITY BENEFIT CORPORATION, solely with respect to its obligations set forth in the last paragraph of this Commitment Letter.

By:	/s/ Anthony D. Minella
Name:	Anthony D. Minella
Title:	Chief Investment Officer

[Signature Page to Commitment Letter]

Solely with respect to the Golsen Obligations set forth above:

By:	/s/ Jack E. Golsen
Name:	Jack E. Golsen

By:	/s/ Steven Golsen
Name:	Steven Golsen

By:	/s/ Barry Golsen
Name:	Barry Golsen

[Signature Page to Commitment Letter]

SUMMARY OF PROPOSED TERMS AND CONDITIONS FOR

LSB INDUSTRIES, INC.

Borrower:	LSB Industries, Inc. and/or one or more of its subsidiaries (“Borrower”).

Investor:	A newly created special purpose vehicle, LSB Funding LLC (“LSB Funding”).

Securities:	Subject to compliance with the Conditions Precedent to Closing (as described more fully below), on November 6, 2015 (the “Effective Date”), LSB Funding will commit (the “Commitment”) to extend capital to Borrower as follows:

• Borrower will issue $50,000,000 of notes (the “Senior Notes”) to LSB Funding having substantive terms, other than an interest rate of 12%, that are the substantially the same as the existing senior notes (the “Indenture Notes”) issued under the Borrower’s Senior Secured Indenture, dated as of August 7, 2013 (the “Indenture”); and

• Borrower will issue $210,000,000 of cumulative redeemable nonconvertible perpetual nonvoting preferred stock (the “Preferred Stock” and, together with the Senior Notes, the “Securities”) to LSB Funding. The Preferred Stock shall also have a participating right in dividends and liquidating distributions equal to 2% of the issued and outstanding common stock of Borrower on the Effective Date (adjusted for stock splits and similar events) (the “Participating Rights”). The Preferred Stock will be structured so that it will not constitute Disqualified Capital Stock (as defined under the Indenture).

In addition, and in connection with the funding of the Preferred Stock investment, LSB Funding will be granted penny warrants in Borrower (as described more fully below) at the closing of the Preferred Stock investment.

Commitment Fees:	On the Effective Date, Borrower will pay to LSB Funding a fee equal to $5,200,000 in consideration for the Commitment.

Use of Proceeds:	Proceeds received from the issuance of the Securities will be used (i) to fund the payment of the Commitment Fee, the Funding Fee and transaction expenses related hereto and (ii) to fund remaining capital expenditures (as scheduled by Borrower on the Effective Date) associated with the construction project at Borrower’s El Dorado chemical facility in El Dorado, Arkansas. If more than $10 million of proceeds are to be used for any other purpose, LSB Funding’s prior consent will be required.

Maturity:

The Senior Notes will mature in accordance with the terms of the Indenture Notes (the “Senior Note Maturity Date”).

The Preferred Stock will be redeemable at the holder’s option beginning on the date that is one (1) day after the Senior Note Maturity Date. Subject to any prior stockholder approval required under the NYSE rules and the prior written consent of LSB Funding, the Borrower will have the right to elect to settle the redemption with cash or shares of common stock (with the common stock having a valuation based on the average of a twenty-day closing stock price ending the third trading day prior to the redemption date); provided, however, in connection with such redemption of the Preferred Stock, at the election of LSB Funding the Participating Rights shall be redeemed in either cash or the number of shares of common stock equal to 2% of the number of issued and outstanding shares of common stock of Borrower on the Effective Date (subject to adjustment for stock splits and similar events).

Interest Rate; Dividends:

The interest rate on the Senior Notes will be 12.00% per annum, payable in accordance with the Indenture Notes; provided, in the event the yield-to-worst on the Indenture Notes increases to greater than 13.5% per annum (calculated based on the VWAP of the Indenture Notes for the ten (10) trading days from and including November 6, 2015), the interest rate on the Senior Notes shall be increased in an amount equal to the difference between such yield-to-worst and 13.5%; provided, in no event shall the interest rate on the Senior Notes exceed 13.5% per annum.

The dividend rate on the Preferred Stock will be 14.00% per annum, payable when, as and if declared by the board of directors of the Borrower. Dividends, if declared, will be payable semi-annually in arrears. Dividends may be paid, at the Borrower’s election, in cash or in-kind. Unpaid dividends will cumulate and compound semi-annually. No dividends shall be paid on junior classes of capital stock (including the existing shares of preferred stock), other than in-kind dividends paid with junior stock, unless the accrued and unpaid dividends on the Preferred Stock are paid in full; provided, in no event shall dividends be paid in cash in any semi-annual period to junior classes of capital stock unless dividends on the Preferred Stock are also paid in full in cash for that semi-annual period.

Amortization:	The Senior Notes will amortize in accordance with the Indenture Notes. The Preferred Stock will not contain an amortization or sinking fund requirement.

Guarantees:	The Senior Notes will be guaranteed in accordance with the Indenture Notes. The Preferred Stock will not be guaranteed.

Collateral:

The Senior Notes will be secured to the same extent as the Indenture Notes and associated security agreements.

The Preferred Stock will be unsecured in its entirety. The Preferred Stock will rank senior in right of dividends and liquidation preference to all existing preferred stock of the Borrower and to the common stock of the Borrower.

To the extent that, in exchange for LSB Funding’s commitment to fund the balance of the El Dorado upgrade, Borrower is able to (x) remove El Dorado from the existing Senior Notes collateral package, (y) obtain consent for an increase in permitted indebtedness under the Indenture and the Borrower’s existing ABL credit facility (the “ABL Facility”), and (z) provide that the new indebtedness shall have a first lien on El Dorado, at any time within six (6) months after closing of the Preferred Stock financing, LSB Funding will exchange the Preferred Stock for subordinated notes of like tenor and amount (and substantially similar covenants) and reduce the interest rates on the corresponding amounts of subordinated notes by 200 basis points from the dividend rates on the Preferred Stock.

Covenants:

The covenants that apply to the Senior Notes will be those applicable to the Indenture Notes.

The stock purchase agreement for the Preferred Stock will contain covenants that would be agreed between the parties; provided that, at a minimum, unless the consent of the holder of the Preferred Stock was obtained, Borrower will not:

	•	Issue any capital stock that is senior or pari passu to the Preferred Stock;

	•	Incur any additional borrowed money indebtedness of more than $5 million (other than refinancing of existing debt in a principal amount and at an interest rate not greater than in effect on the Effective Date, insurance premium financing in an aggregate amount not to exceed $20 million, cogeneration facility financing at the El Dorado chemical facility in an aggregate amount not to exceed $25 million, ERP project financing in an aggregate amount not to exceed $15 million, and borrowings up to $100 million under the ABL Facility);

	•	Make expenditures (other than for the El Dorado chemical facility) in excess of $3,000,000 per annum (that were not previously approved in Borrower’s annual operating budget);

	•	Make expenditures for the El Dorado chemical facility in excess of the lesser of (i) $855,000,000 or (ii) such other revised forecast amount as may be announced to the public by Borrower on the Effective Date;

	•	Intentionally delay the construction schedule for the El Dorado chemical facility by more than 30 days other than because of force majeure events; and

	•	Make dividends or distributions on any junior stock or any other class of preferred stock, other than in-kind dividends paid with junior stock, unless the dividends on the Preferred Stock, including all arrears, are also paid in full; provided, in no event shall dividends be paid in cash in any semi-annual period to junior classes of capital stock unless dividends on the Preferred Stock are also paid in full in cash for that semi-annual period.

In addition, documentation governing the Preferred Stock will contain a provision which permits LSB Funding to redeem the Preferred Stock in full upon a Change of Control. “Change of Control” will have the meaning given that term in the Indenture. Subject to any prior stockholder approval required under the NYSE rules and the prior written consent of LSB Funding, the Borrower will have the right to elect to settle the Change of Control redemption with cash or shares of common stock (with the common stock having a valuation based on the average of a twenty-day closing stock price ending the third trading day prior to the redemption date); provided, however, at the election of LSB Funding, the Participating Rights shall be redeemed in either cash or the number of shares of common stock equal to 2% of the number of issued and outstanding shares of common stock of Borrower on the Effective Date (subject to adjustment for stock splits and similar events).

In addition, in connection with the definitive documentation of the Preferred Stock, each of Jack E. Golsen, Steven J. Golsen and Barry H. Golsen, on behalf of himself and the entities and trusts he controls (collectively, the “Golsen Holders”) (existing as of the Effective Date) will contractually agree with LSB Funding to continue to hold at least 75% of their collective current holdings in Borrower’s common equity (subject to customary exceptions for gifts or other transfers to immediate family members, divorce, testamentary or intestate transfers, estate planning vehicles or transfers with LSB Funding’s consent).

These covenants associated with the Preferred Stock (other than the redemption of Preferred Stock upon a Change of Control) will terminate when LSB Funding (together with its affiliates) ceases to own at least 10% of the Preferred Stock it originally acquires.

Asset Sales:

In the event Borrower sells one or more of its three major assets (i.e., Cherokee, Pryor or Climate Control business), net cash proceeds received therefrom will be used, after repaying existing indebtedness which financed or is secured by the applicable sold asset and is required to be paid in connection with such a sale, first, to make a repurchase offer (at the pricing of the Asset Sale covenant under the Indenture) for the Senior Notes and the Indenture Notes, pro rata, and thereafter (if no longer prohibited by the Indenture or the ABL Facility) to redeem the Preferred Stock.

Documentation governing the Preferred Stock will contain one or more provisions which will require Borrower to use its reasonable best efforts to sell one of its three major assets (i.e. Cherokee, Pryor or Climate Control) upon the occurrence of a liquidity or performance shortfall. A “liquidity or performance shortfall” means either (x) that the sum of the Borrower’s consolidated cash and cash equivalents plus unborrowed capacity on the Borrower’s revolving credit facility falls below and is projected to remain below $50 million for three (3) consecutive months or (y) the LTM EBITDA at the El Dorado chemical facility is less than $60 million at any date following June 30, 2017.

Mandatory and Voluntary Prepayments:	Borrower’s obligations to prepay the Senior Notes will be as applicable to the Indenture Notes.

Borrower will be entitled to redeem the Preferred Stock at any time without premium or penalty at the liquidation preference plus accrued and unpaid dividends plus value of the Participating Rights. Subject to any prior stockholder approval required under the NYSE rules and the prior written consent of LSB Funding, the Borrower will have the right to elect to settle the redemption with cash or shares of common stock (with the common stock having a valuation based on the average of a twenty-day closing stock price ending the third trading day prior to the redemption date); provided, however, at the election of LSB Funding in connection with the redemption of the Preferred Stock, the Participating Rights shall be redeemed in either cash or shares of common stock equal to 2% of the number of issued and outstanding shares of common stock of Borrower on the Effective Date (subject to adjustment for stock splits and similar events). There will be no other mandatory prepayment or sinking fund requirements under the Preferred Stock, except as provided in “Asset Sales.”

Representations & Warranties and Events of Default:	The events of default for the Senior Notes will be as set forth with respect to the Indenture Notes. The representations and warranties for the Senior Notes will be standard for a transaction of this nature.

The representations and warranties for the Preferred Stock will be standard for a transaction of this nature.

Reporting:	Borrower’s reporting obligations under the Senior Notes will be those applicable to the Indenture Notes.

Borrower’s reporting obligations under the Preferred Stock will be standard for a transaction of this nature, but at a minimum, would include an obligation to:

	•	Provide LSB Funding with the same monthly financial statements as provided to Borrower’s board of directors;

	•	Provide LSB Funding with standard quarterly financials along with other items to be agreed;

	•	Provide LSB Funding with such other reports and information as may be reasonably requested by LSB Funding; and

	•	With respect to the El Dorado chemical facility:

• Provide LSB Funding weekly summary updates on construction by Leidos;

• Provide LSB Funding copies of the weekly “stand-up” report to LSB Funding;

• Provide monthly reports on actual expenditures v. budgeted expenditures (as previously provided to LSB Funding);

• Notify LSB Funding (i) when Borrower makes expenditures that causes budgeted contingencies to be utilized, (ii) each time $5,000,000 of contingencies are utilized (and in each case, explain to LSB Funding with reasonable detail the reasons why contingency was utilized); and

• Notify LSB Funding in the event there are material variances between (i) actual expenditures and budgeted expenditures, and (ii) the actual construction timeline v. the budgeted construction timeline.

Penny Warrants:	At the closing of the issuance of the Preferred Stock, LSB Funding will be granted penny warrants in Borrower for 17.99% of the number of issued and outstanding shares of common stock of Borrower on the Effective Date (subject to adjustment for stock splits and similar events). The penny warrants will:

	•	Have a term of ten years;

	•	Include standard anti-dilution adjustments for stock splits and similar events, subject to the 17.99% cap in all cases); and

	•	Be exercisable, at the holder’s election at any time within the term, for cash or net.

In addition, Borrower will issue LSB Funding a golden share preferred stock with voting rights as a single class with the common stock and with the number of votes equal to 19.99% of the number of issued and outstanding shares of common stock of Borrower on the Effective Date (subject to adjustment for stock splits and similar events), with reduction in voting rights for each share issued on exercise of the warrants (including shares surrendered in a net exercise) and for redemption of the Participating Rights. The golden share would be automatically redeemed for a penny when both the warrant is fully exercised or expires and the Participating Rights no longer exist.

Voting Obligations; Standstill:	LSB Funding will agree to vote in favor of the Board’s nominees for director at the 2016 annual meeting. LSB Funding and its affiliates will be subject to customary standstill provisions.

Registration Rights:	LSB Funding will receive customary registration rights covering the common stock delivered upon exercise of the warrants, including piggyback registration rights, together with pro-rata pre-emptive rights for new equity issuances, subject to customary exceptions and to compliance with NYSE voting requirements applicable to related persons.

Governance:	At the closing of the Preferred Stock financing, LSB Funding shall appoint 3 nominees of LSB Funding (at least one of which will meet the NYSE standards of independence) to the Board. In addition, the Borrower will agree to appoint or maintain two directors nominated by the Golsen Holders. So long as LSB Funding or its affiliates owns the Preferred Stock and/or the warrants, the Borrower shall cause such nominees to be nominated for election to the Board at each annual meeting of the shareholders (including nominating such nominees and recommending in favor of their election). In the event of a redemption in full of the Preferred Stock, the Golsen Holders, collectively, shall continue to have two (2) director nominees and LSB Funding would retain two (2) Board seats so long as LSB Funding owns the warrants or any shares of common stock issuable thereunder; provided, LSB Funding’s Board seats shall be reduced to one (i) in the event LSB Funding and its affiliates collectively cease to beneficially own at least 25% of the common stock issued pursuant to the warrants (whether owned directly or as a right to acquire upon exercise of the warrants). LSB Funding’s governance rights will terminate when LSB Funding and its affiliates collectively cease to beneficially own at least 10% of the common stock issued pursuant to the warrants (whether owned directly or as a right to acquire upon exercise of the warrants).

Conditions Precedent to Closing:	The obligations of LSB Funding with respect to the Commitment will be subject to the satisfaction of conditions precedent customary for transactions of this nature, including without limitation:

• Execution of definitive documentation surrounding the Commitment;

• With respect to the closing of the purchase of the Preferred Stock, appointment of 3 LSB Funding director nominees to the Board as otherwise described in this term sheet;

• With respect to the closing of the purchase of the Preferred Stock, expiration or termination of the waiting period under applicable anti-trust laws, if required.

It is contemplated that the funding of the Senior Notes will occur on November 9, 2015, or as soon thereafter as is practicable. Funding of the Preferred Stock (and related penny warrants) will occur as soon thereafter as is practicable, subject to any required regulatory approvals.

Funding Fee; Break-Fee:	Borrower will pay to LSB Funding the following fees:

• A fee equal to 2.00% of the Senior Notes, 2.00% of the Preferred Stock (the “Funding Fee”) upon issuance, in each case, of the Senior Notes, upon issuance of the Preferred Stock, to LSB Funding; and

• Without limitation of any other remedies available to LSB Funding (including specific performance), at LSB Funding’s direction, a fee equal to 3.00% of the Preferred Stock commitment in the event:

• The Preferred Stock and/or warrants are not issued as a result of Borrower issuing debt (other than the Senior Notes or borrowing on debt facilities existing on the Effective Date or permitted to be incurred under “Covenants”), equity, convertible securities or other similar rights to subscribe for equity to any person or entity other than LSB Funding; or

• The Preferred Stock and/or warrants are not issued as a result of Borrower’s failure to satisfy conditions precedent that are solely within its control.

• The Preferred Stock and/or warrants are not issued as a result of Borrower’s breach of its obligations under the letter agreement to which this Term Sheet is attached or the failure of Borrower’s board of directors to authorize the consummation of the transactions contemplated hereunder for any reason.

In the event Borrower refinances the Preferred Stock within two (2) years from the date of issuance, LSB Funding will pay back to Borrower one half of the Funding Fee applicable to the Preferred Stock. Such payment could be made, at the option of LSB Funding, with cash or equity of Borrower.

Governing Law:	State of New York.

Commitment Letter:	The obligations of the parties to consummate the transactions set forth herein are subject to the terms and conditions set forth herein and as set forth in that certain letter agreement dated as of November 6, 2015 to which this Term Sheet is attached.